UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 23, 2006

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Failure to Satisfy a Continued Listing Rule or Standard

Item 8.01 is incorporated herein by reference.

Item 8.01   Other Events of Importance to Security Holders

The New York Stock Exchange (“NYSE”) notified Janus Capital Group Inc. (the “Company”) that it omitted information regarding the identification of the independent director presiding over the executive sessions of non-management directors in the Company’s proxy statement for the 2006 annual meeting of shareholders (the “Proxy Statement”).  This information is required under Section 303A.03 of the NYSE Listed Company Manual, which states that each listed company must disclose in its proxy statement the name of the director chosen to preside at executive sessions of non-management directors.

As a result of the Company’s inadvertent omission of this one disclosure item, the Company hereby discloses that Paul F. Balser, an independent director of the Company, is the presiding director who conducts the executive sessions of non-management directors.

All executive sessions of non-management directors have been conducted in accordance with both the NYSE rules and the Company’s previously published Corporate Governance Guidelines.  The Company does not believe that its lack of disclosure of the aforementioned item in the Proxy Statement is material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: May 23, 2006	By:	/s/ David R. Martin
David R. Martin
Executive Vice President and Chief Financial Officer